UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 3, 2015


                          Red Giant Entertainment, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                      000-53310                 98-0471928
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

 614 E. Hwy 50, Suite 235, Clermont, FL                            34711
(Address of principal executive offices)                        (Zip Code)

                                 (877) 904-7334
           (Issuer's telephone/facsimile numbers, including area code)

                                 Not Applicable
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

We issued a total of 653,357,928 shares of common stock between September 3, 2015 and October 1, 2015 pursuant to a notice of conversion and notices of cashless warrant exercise delivered directly to our stock transfer agent by the holders of our debt instruments as follows:

On September 3, 2015, we issued 156,580,151 shares to JSJ Investments to convert $16,487.89?of the principal and interest owed under the $100,000 Convertible Promissory Note dated as of August 20, 2014 filed as Exhibit 4.1 to our Current Report on Form 8-K filed on August 29, 2014. The issuance was made pursuant to a September 1, 2015 notice of conversion.

On September 4, 2015, we issued 333,133,333 shares to Typenex Co-Investment, LLC upon its cashless exercise of a warrant using 5,700,000 shares of our common stock as payment. The warrant is dated June 21, 2013 and is filed as Exhibit
99.3 to our Current Report on Form 8-K filed on January 27, 2014. The issuance was made pursuant to an August 27, 2015 notice of exercise of warrant.

On October 1, 2015, we issued 163,644,444 shares to Typenex Co-Investment, LLC upon its cashless exercise of a warrant using 2,800,000 shares of our common stock as payment. The warrant is dated June 21, 2013 and is filed as Exhibit
99.3 to our Current Report on Form 8-K filed on January 27, 2014. The issuance was made pursuant to a September 18, 2015 notice of exercise of warrant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Red Giant Entertainment, Inc.


Dated: October 16, 2015            /s/ Benny R. Powell
                                   --------------------------------------------
                                   By:   Benny R. Powell
                                   Its:  Chief Executive Officer, President,
                                         Chief Financial Officer, and Secretary

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